EXHIBIT 4.268

AMENDMENT NO. 2

TO

MASTER MOTOR VEHICLE LEASE
AND SERVICING AGREEMENT (GROUP VIII),
dated as of June 15, 2012

among

RENTAL CAR FINANCE CORP.,
as Lessor,

DTG OPERATIONS, INC.,
as Lessee and Servicer,

those Permitted Lessees
from time to time
becoming Lessees and Servicers thereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Guarantor and Master Servicer

AMENDMENT NO. 2
TO MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (GROUP VIII)

This Amendment No. 2 to the Group VIII Lease (as defined below), dated as of June 15, 2012 (the “Amendment”), by and among  Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations Inc., an Oklahoma corporation (“DTG Operations”), and those Permitted Lessees from time to time becoming Lessees and Servicers pursuant to Section 28 of the Group VIII Lease (each, an “Additional Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) (RCFC, DTG Operations, each Additional Lessee, and DTAG are collectively referred to herein as the “Parties”).

RECITALS:

A. The Parties wish to amend and supplement the Master Motor Vehicle Lease and Servicing Agreement (Group VIII), dated as of July 28, 2011 (as amended by Amendment No. 1 thereto dated as of May 18, 2012 and as further amended, amended and restated or otherwise modified and in effect from time to time in accordance with the terms thereof, the “Group VIII Lease”), by and among RCFC, as Lessor, DTG Operations, as Lessee and Servicer, each Additional Lessee and DTAG, as Guarantor and Master Servicer as provided herein pursuant to Section 22 thereof;

B. The Master Collateral Agent and the Trustee wish to consent to this Amendment on the terms set forth herein pursuant to Section 22 of the Group VIII Lease;

C. The Series 2011-1 Notes and the Series 2011-2 Notes are the sole Group VIII Series of Notes Outstanding and the Series 2011-2 Noteholder signatory hereto (the “Consenting Noteholder”) is (i) the Required Noteholder (as defined in the Base Indenture) with respect to the Series 2011-2 Notes and (ii) the Series 2011-2 Required Noteholder.  The Consenting Noteholder wishes to consent to this Amendment on the terms set forth herein pursuant to Section 22 of the Group VIII Lease, Section 8.7 of the Series 2011-2 Supplement and Section 8.04 of the Series 2011-2 Note Purchase Agreement; and

D. Pursuant to Section 8.7(c) of the Series 2011-1 Supplement, the Group VIII Lease may be amended without the prior consent of the Series 2011-1 Required Noteholders (as defined in the Series 2011-1 Supplement), to the extent this Amendment does not adversely affect the interests of the Series 2011-1 Noteholders (as defined in the Series 2011-1 Supplement) in any material respect, as evidenced by an officer’s certificate provided by RCFC and subject to the satisfaction of the Rating Agency Condition (as defined in the Series 2011-1 Supplement).

NOW THEREFORE, the Parties hereto agree as follows:

1. Definitions.  Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Group VIII Lease or, if not defined therein, in the Series 2011-2 Supplement, dated as of October 26, 2011, between RCFC and the Trustee (as amended by Amendment No. 1 thereto dated as of February 16, 2012, Amendment No. 2 thereto dated as of February 23, 2012 and as such Series 2011-2 Supplement may be amended, amended and restated or otherwise modified and in effect from time to time in accordance with the terms thereof) to the Base Indenture (the “Series 2011-2 Supplement”).

2. Amendment.  The Group VIII Lease is hereby amended as follows:

(a) Clause (i) of Section 24.4 is hereby amended and restated as follows:

“(i)           Verification of Title.  On or prior to the Determination Date occurring in June of each year, beginning with the Determination Date occurring in June 2012, RCFC shall cause a nationally recognized firm of independent certified public accountants to furnish a report to the Trustee, the Master Collateral Agent and the Master Servicer to the effect that they have performed certain agreed upon procedures on a statistical sample of the Certificates of Title of the Group VIII Vehicles as of the end of April of such year, designed to provide a ninety-five percent (95%) confidence level confirming that such Vehicles are titled in the name of Rental Car Finance Corp. and the Certificates of Title indicate a first lien in the name of the Master Collateral Agent.  RCFC shall provide notice to the Rating Agencies of the fact that such report has been delivered to the Trustee; provided that if RCFC becomes aware that such report has not been delivered to the Trustee within the time period described in the immediately preceding sentence, RCFC shall provide notice to the Rating Agencies of the anticipated date of delivery to the Trustee of such report.”

3. Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Group VIII Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Group VIII Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect.  This Amendment shall apply and be effective only with respect to the provisions of the Group VIII Lease specifically referred to herein and any references in the Group VIII Lease to the provisions of the Group VIII Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4. Conditions Precedent.  This Amendment shall be effective on the first date on which all of the following conditions have been satisfied:

(a)	The Trustee shall have received an officer’s certificate from RCFC stating that the Amendment does not adversely affect the interests of the Series 2011-1 Noteholders in any material respect.

(b)
Each of DBRS, Inc. and Moody’s Investors Service, Inc. shall have notified RCFC, DTAG, the Series 2011-1 Letter of Credit Provider (as defined in the Series 2011-1 Supplement) and the Trustee in writing that the Amendment will not result in a reduction or withdrawal of its respective rating of the Series 2011-1 Notes.

5. Binding Effect.  This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

6. GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By:____________________________________
Michael H. McMahon
Assistant Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2970

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By:____________________________________
Michael H. McMahon
Assistant Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2970

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE
GROUP, INC.

By:____________________________________
Michael H. McMahon
Assistant Treasurer

Address:            5330 East 31st Street
Tulsa, Oklahoma  74135
Attention:          H. Clifford Buster
Telephone:         (918) 669-2272
Facsimile:            (918) 669-2301

The foregoing Amendment is hereby consented
and accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Master Collateral Agent

By:_______________________________
       Name:
       Title:

By:_______________________________
       Name:
       Title:

WELLS FARGO BANK, N.A.,
as the sole Series 2011-2 Noteholder

By:_______________________________
       Name:
       Title: